UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2020, Vicor Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, acting as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 1,538,462 shares of the Company’s common stock (the “Firm Shares”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters the right to purchase from the Company up to an additional 230,769 shares of its common stock, exercisable within a 30-day period (the “Option Shares” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts. The public offering price is $65.00 per share. The net proceeds to the Company from this offering are expected to be approximately $95,450,029, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about June 15, 2020, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-239041) filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2020. A prospectus supplement relating to the offering has been filed with the SEC.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 hereto.

A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On June 10, 2020, the Company issued a press release announcing the pricing of the offering. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated June 10, 2020, by and between Vicor Corporation and Needham & Company, LLC, as representative of the underwriters named therein.

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

99.1	Press Release of Vicor Corporation dated June 10, 2020

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 10, 2020, by and between Vicor Corporation and Needham & Company, LLC, as representative of the underwriters named therein.

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

99.1	Press Release of Vicor Corporation dated June 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 12, 2020	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer